Exhibit 99.1

January 30, 2015
Earnings Report
December 31, 2014

Dear Shareholders:

We are pleased to announce a record year for Kentucky Bancshares, Inc., as both total assets and net income reached record highs. Total assets were $855.2 million as of December 31, 2014 compared to $770.6 million as of December 31, 2013 reflecting a growth rate of 11.0%. Year to date net income was $7.1 million for the period ended December 31, 2014 compared to $5.8 million for December 31, 2013 reflecting an increase of 21.5%. These increases are fundamentally due to increased growth through deeper mature-market penetration and new-market expansion in Fayette and Madison Counties.

Year to date diluted earnings per share increased 20.9% to $2.60 from $2.15 during the same period last year. The increase in year to date earnings is largely attributable to higher net interest income due to interest earning asset growth and lower provision expense due to continued improving loan quality. Quarter to date diluted earnings per share increased 74.3% to $0.61 from $0.35 during the same period last year. The increase in quarterly earnings is primarily due to higher net interest income, lower income tax relative to the same period last year, and the pension accrual in 2013.

The overall increase in total assets was driven by a 14.9% increase in total loans, which was funded by a 6.1% increase in deposits and a 55.2% increase in other borrowed funds. Similar to 2013, borrowings increased in an effort to strategically lock in longer term funding at fixed rates for anticipated growth and to minimize rate sensitivity in anticipation of an increasing rate environment.

Consistent with our strategic objective to build and reaffirm a strong foundation for future growth, we were excited to announce on January 21, 2015 the signing of a definitive agreement pursuant to which Kentucky Bancshares, Inc. will acquire Madison Financial Corporation, the parent company of Madison Bank, in an all-stock merger. This transaction will expand our existing footprint in Madison County and is anticipated to add approximately $120 million in total assets to our balance sheet. Madison Bank has great strengths in its customers and employees, and we look forward to the anticipated business combination in the second or third quarter of 2015. The completion of the transaction is subject to customary closing conditions, including the receipt of required regulatory approvals and the approval of Madison Financial Corporation shareholders.

While the addition of new branches will increase expenses in the short term, we believe these expansions to be key components for future growth, profitability, and company value. Our view should always be a long term one and we will continue to consider opportunities for further franchise expansion, which advance our growth objectives while maintaining our ability to provide Premier Customer Service. We will continue to do everything possible to accomplish what is in the long term best interest of our shareholders, customers, and employees.

As always, we appreciate your support.


/s/Louis Prichard
Louis Prichard
President, CEO

Additional Information for Shareholders because of Possible Business
Combination

This communication does not constitute a solicitation of any vote or approval or offer to sell securities. Kentucky Bancshares intends to file a registration statement on Form S-4 with the SEC to register the Company's shares that will be issued to Madison Financial Corporation's shareholders in connection with the transaction. The registration statement will include a proxy statement of Madison and a prospectus of the Company and will be mailed to each of Madison's shareholders when it is complete and the registration statement on Form S-4 becomes effective. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED SHARE EXCHANGE AND MERGER. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC on the SEC's website at http://www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by the Company at the Company's website at http://www.kybank.com (which website is not incorporated herein by reference) or by directing a request to Greg Dawson, PO Box 157, 339 Main Street, Paris, Kentucky 40362.






                                         UNAUDITED

CONSOLIDATED BALANCE SHEET
                                                                                Percentage
                                                12/31/2014      12/31/2013        Change

Assets
  Cash & Due From Banks                        $  16,770,880   $  22,650,487      -26.0%
  Securities                                     248,140,871     230,396,296        7.7
  Trading Assets                                   5,370,177               -        n/a
  Loans Held for Sale                                776,109         223,250      247.6
  Loans                                          538,305,272     468,654,972       14.9
  Reserve for Loan Losses                          6,012,175       5,440,720       10.5
    Net Loans                                    532,293,097     463,214,252       14.9
  Federal Funds Sold                                 398,000         510,000      -22.0
  Other Assets                                    51,459,990      53,584,558       -4.0
     Total Assets                              $ 855,209,124   $ 770,578,843       11.0%

Liabilities & Stockholders' Equity
  Deposits
    Demand                                     $ 176,743,135   $ 152,052,558       16.2%
    Savings & Interest Checking                  294,168,610     276,186,464        6.5
    Certificates of Deposit                      183,957,216     189,161,410       -2.8
      Total Deposits                             654,868,961     617,400,432        6.1
  Repurchase Agreements                           12,457,285      12,867,341       -3.2
  Other Borrowed Funds                           101,001,615      65,063,833       55.2
  Other Liabilities                                8,939,504       7,574,739       18.0
    Total Liabilities                            777,267,365     702,906,345       10.6
  Stockholders' Equity                            77,941,759      67,672,498       15.2
    Total Liabilities & Stockholders' Equity   $ 855,209,124   $ 770,578,843       11.0%



CONSOLIDATED INCOME STATEMENT

                                                 Twelve Months Ending                    Three Months Ending
                                                                   Percentage                             Percentage
                                        12/31/2014    12/31/2013     Change     12/31/2014    12/31/2013    Change
Interest Income                        $ 29,730,779  $ 28,167,788      5.5%    $ 7,560,234   $ 7,269,586      4.0%
Interest Expense                          3,755,566     3,455,771      8.7         951,089       957,514     -0.7
  Net Interest Income                    25,975,213    24,712,017      5.1       6,609,145     6,312,072      4.7
Loan Loss Provision                         950,000     1,050,000     -9.5         450,000       200,000    125.0
  Net Interest Income After Provision    25,025,213    23,662,017      5.8       6,159,145     6,112,072      0.8
Other Income                             10,157,894    10,221,644     -0.6       2,730,683     2,442,270     11.8
Other Expenses                           27,214,706    27,202,790      0.0       7,020,669     7,846,248    -10.5
  Income Before Taxes                     7,968,401     6,680,871     19.3       1,869,159       708,094    164.0
Income Taxes                                897,683       858,997      4.5         193,703      (252,661)   176.7
  Net Income                           $  7,070,718  $  5,821,874     21.5%    $ 1,675,456   $   960,755     74.4%
Net Change in Unrealized Gain (Loss)
 on Securities                            5,917,187    (9,409,430)   162.9         837,266    (1,878,644)   144.6
  Comprehensive Income (Loss)          $ 12,987,905  $ (3,587,556)   462.0%    $ 2,512,722   $  (917,889)   373.8%

Selected Ratios
  Return on Average Assets                     0.89%         0.80%                    0.83%         0.48%
  Return on Average Equity                     9.50          8.12                     8.58          5.59

  Earnings Per Share                        $  2.60       $  2.15                  $  0.61       $  0.35
  Earnings Per Share - assuming dilution       2.60          2.15                     0.61          0.35
  Cash Dividends Per Share                     1.00          0.96                     0.25          0.24
  Book Value Per Share                        28.65         24.90

  Market Price                         High        Low         Close
    Fourth Quarter '14                $28.85      $27.15      $27.35
    Third Quarter '14                  28.85       26.10       28.85